Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports Third Quarter 2015 Financial Results

Broad-Based Growth Momentum Continues

Milford, Massachusetts, October 27, 2015 - Waters Corporation (NYSE: WAT) reported today third quarter 2015 sales of $501 million, an increase of 2% in comparison to sales of $493 million in the third quarter of 2014. Foreign currency translation reduced sales growth by approximately 7%. On a GAAP basis, earnings per diluted share (EPS) for the third quarter of 2015 were $1.40 compared to $1.34 for the third quarter of 2014. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS were $1.42 compared to $1.38 in the prior year quarter. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors”.

Through the first nine months of 2015, sales for the Company were $1.46 billion, up 4% compared with sales of $1.41 billion in the first nine months of 2014. Foreign currency translation decreased sales growth during the first nine months of 2015 by approximately 7%. On a GAAP basis, EPS for the first nine months of 2015 were $3.82 compared to $3.29 for the comparable period in 2014. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 12% to $3.94 in the first nine months of 2015 as compared to $3.51 in 2014.

Commenting on the quarter, Christopher J. O’Connell, President and Chief Executive Officer, said, “Our strong organic sales growth in the third quarter was characterized by continued broad-based momentum in our life science end markets and solid performance in our industrial and applied markets. Our year-to-date performance demonstrates Waters’ ability to turn industry-leading technology and customer support into strong and consistent financial results. I am pleased to be joining Waters at this time and enthusiastic about the opportunities ahead.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2015 financial results conference call this morning, October 27, 2015 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through November 3, 2015 at midnight eastern time, similarly by webcast and also by phone at 203-369-0277.

About Waters Corporation

Waters Corporation (NYSE: WAT) develops and manufactures advanced analytical science technologies for laboratory-dependent organizations. For more than 50 years, the company has pioneered a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis systems.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; uncertainties relating to organizational/leadership changes; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the period ended July 4, 2015 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	October 3, 2015	December 31, 2014
Cash, cash equivalents and investments	2,310,734	2,055,388
Accounts receivable	416,311	433,616
Inventories	281,786	246,430
Property, plant and equipment, net	325,554	321,583
Intangible assets, net	222,806	232,371
Goodwill	352,151	354,838
Other assets	211,902	233,708
Total assets	4,121,244	3,877,934

Notes payable and debt	1,630,176	1,465,243
Other liabilities	522,512	518,025
Total liabilities	2,152,688	1,983,268

Total equity	1,968,556	1,894,666
Total liabilities and equity	4,121,244	3,877,934

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales	$500,578	$493,165	$1,455,722	$1,405,474
Cost of sales	206,804	202,222	604,757	591,794

Gross profit	293,774	290,943	850,965	813,680

Selling and administrative expenses	124,655	122,226	367,066	380,791
Research and development expenses	30,703	27,279	90,209	79,002
Purchased intangibles amortization	2,573	2,725	7,547	8,018

Operating income	135,843	138,713	386,143	345,869

Interest expense, net	(6,281)	(7,300)	(19,462)	(19,602)

Income from operations before income taxes	129,562	131,413	366,681	326,267

Provision for income tax expense	13,281	17,916	48,682	45,939

Net income	$116,281	$113,497	$317,999	$280,328

Net income per basic common share	$1.42	$1.36	$3.85	$3.32

Weighted-average number of basic common shares	82,036	83,663	82,552	84,375

Net income per diluted common share	$1.40	$1.34	$3.82	$3.29

Weighted-average number of diluted common shares and equivalents	82,784	84,401	83,305	85,162

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2015 and 2014 adjusted amounts presented below are used by the management of the Company to measure operating performance against prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). These Non-GAAP amounts should be considered supplemental to, and not a substitute for, financial performance in accordance with GAAP. The Company believes that the use of Non-GAAP measures, such as Adjusted Non-GAAP Earnings Per Share (EPS) and Adjusted Non-GAAP Operating Income, helps management and investors gain a better understanding of the Company’s core operating results, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational items. Management has excluded the following items:

•	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

•	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

•	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(127,228)	$(124,951)	$(374,613)	$(388,809)
Purchased Intangibles Amortization	2,573	2,725	7,547	8,018
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	1,732	191	5,020	14,557

Adjusted Non-GAAP Selling & Administrative Expenses	$(122,923)	$(122,035)	$(362,046)	$(366,234)

GAAP Operating Income	$135,843	$138,713	$386,143	$345,869
Purchased Intangibles Amortization	2,573	2,725	7,547	8,018
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	1,732	191	5,020	14,557

Adjusted Non-GAAP Operating Income	$140,148	$141,629	$398,710	$368,444

GAAP Provision for Income Tax Expense	$(13,281)	$(17,916)	$(48,682)	$(45,939)
Purchased Intangibles Amortization	(738)	(804)	(2,159)	(2,306)
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	(772)	150	(1,771)	(4,054)
Infrequent Income Tax Items	(1,832)	1,033	1,367	2,740

Adjusted Non-GAAP Provision for Income Tax Expense	$(16,623)	$(17,537)	$(51,245)	$(49,559)

GAAP Net Income	$116,281	$113,497	$317,999	$280,328
Purchased Intangibles Amortization	1,835	1,921	5,388	5,712
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	960	341	3,249	10,503
Infrequent Income Tax Items	(1,832)	1,033	1,367	2,740

Adjusted Non-GAAP Net Income	$117,244	$116,792	$328,003	$299,283

GAAP EPS	$1.40	$1.34	$3.82	$3.29
Purchased Intangibles Amortization	0.02	0.02	0.06	0.07
Restructuring Costs, Asset Impairments, Acquisition-Related Costs & Other One-Time Costs	0.01	0.00	0.04	0.12
Infrequent Income Tax Items	(0.02)	0.01	0.02	0.03

Adjusted Non-GAAP EPS	$1.42	$1.38	$3.94	$3.51